POWER OF ATTORNEY
FOR SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

Each of the undersigned Trustees of Investment Managers Series Trust (the "Trust") hereby appoints Joy Ausili and Rita Dam (with full power to each of them to act alone) as his or her attorney-in-fact and agent, in all capacities, to execute and to file a Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, relating to the transaction listed below, and any and all amendments thereto, and any other documents relating thereto, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

•	Approve the appointment of Champlain Investment Partners (“Champlain”) as the new sub-advisor to the Fund, in connection with the acquisition by Champlain of New Sheridan Advisors, LLC (“New Sheridan”), the previous sub-advisor to the Fund; and

•	Approve the reorganization of the EP China Fund and the EP Latin America Fund into the EP Emerging Markets Small Companies Fund. In the reorganization, holders of Class A and Class I shares of the EP Latin America Fund will receive Class A and Class I shares of the EP Emerging Markets Small Companies Fund, respectively, and holders of the Class A shares of the EP China Fund will receive Class A shares of the EP Emerging Markets Small Companies Fund.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of this 5th day of August, 2015.

/s/	Ashley Toomey Rabun	/s/	William H. Young
	Ashley Toomey Rabun		William H. Young
	Trustee		Trustee

/s/	Charles H. Miller	/s/	John P. Zader
	Charles H. Miller		John P. Zader
	Trustee		Trustee

/s/	Eric M. Banhazl
Eric M. Banhazl
Trustee